Exhibit 99.1
RealNetworks Appoints Brian McClain as Interim CFO, Succeeding Christine Chambers

RealNetworks, Inc. (Nasdaq: RNWK), today announced an orderly CFO transition plan.

Christine Chambers, Real’s current CFO, will be leaving Real on July 31, 2022 to pursue another opportunity. To fill her role, the Company announced the hiring of Brian McClain. Mr. McClain joined the Company as a full-time strategic advisor on July 6th and will succeed Ms. Chambers as Interim CFO and Treasurer on August 1, 2022.

“On behalf of everyone at Real, I want to thank Christine for her many contributions to the Company and for the thorough and professional way she is handling this upcoming transition,” said Rob Glaser, Real’s CEO. “I wish Christine the best in her future endeavors.”

Mr. Glaser continued, “We are excited to have Brian McClain join our senior team as Interim CFO and Treasurer. Brian is a very experienced and accomplished leader and CFO with 25 years of financial and business leadership roles in technology and manufacturing companies, including several stints and businesses that are highly aligned with Real’s growth initiatives. Brian has already started working with Christine and the senior team at Real and I expect a very smooth transition.”

Mr. McClain most recently served as President and CFO of Pelco, Inc., a leading computer security company, where he managed customer care, supply chain and purchasing, engineering development, finance, human resources, IT, and sales. Prior to that, as CFO of LOUD Audio, Brian directed all financial, accounting, and IT functions for a $75 million professional audio and music products company. Prior to LOUD Audio, Mr. McClain worked in a number of manufacturing related industries including paper and packaging, as well as Aerospace where he held progressive levels of responsibility at the senior level.

Commenting on his new position, Mr. McClain said, “I am excited to join the Real team. I look forward to being a part of the Company’s transformation from pure software to software and hardware and the continued investment in AI.”

About RealNetworks

Building on a rich history of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. Real's portfolio includes SAFR, the world's premier computer vision platform for live video, KONTXT, an industry leading NLP (Natural Language Processing) platform for text and multi-media analysis, and leveraging its digital media expertise, a mobile games business focused on the large free-to-play segment. For information about all of our products, visit www.realnetworks.com.

RealNetworks is a registered trademark of RealNetworks, Inc. All other trademarks, names of actual companies and products mentioned herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding our future growth, profitability, and market position, our financial condition and liquidity, our strategic focus and initiatives, product plans, agreements with partners, Scener's current and future activities, and certain remaining contingencies relating to the sale of Napster. All statements contained in this press release that do not relate to matters of historical fact should be considered forward- looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks, including the emergence or growth of competing technologies, products and services; issues with the use of AI; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions and dispositions; challenges caused by the COVID19 pandemic; disruptions in the global financial markets, including changes in consumer spending and impacts to credit availability, and fluctuations in foreign currencies; volatility of our stock price; material asset impairment; continued declines in subscription revenue; difficulty recruiting and retaining key personnel; regulatory, tax, accounting, and cross-border risks; and risks related to our governance structure. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' latest annual report on Form 10-K for year ended December 31, 2021, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward- looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

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Contacts:
Brian M. Prenoveau, CFA
MZ North America
561-489-5315
ir@realnetworks.com